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VICOR TECHNOLOGIES, INC.

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Vicor Technologies, Inc.
2300 Corporate Boulevard, N.W., Suite 123
Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 18, 2008

To our Stockholders:

The Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of Vicor Technologies, Inc. and its subsidiaries (the ‘‘Company’’) will be held on June 18, 2008, at 10:00 a.m. at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida for the following purposes:

1.    To elect two Class I directors, each for a term of three years or until their successors are elected and qualified;

2.    To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2008;

3.    To approve the Company’s 2008 Stock Incentive Plan; and

4.    To transact such other business as may properly come before the Annual Meeting.

All stockholders of record at the close of business on May 5, 2008 will be entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements thereof. This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about May 10, 2008.

Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

By Order of the Board of Directors

David H. Fater, Chief Executive Officer Boca Raton, Florida, Dated: May 10, 2008

VICOR TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
to be held on June 18, 2008

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Vicor Technologies, Inc. (the ‘‘Board’’) of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any and all postponements or adjournments thereof. Our Annual Meeting will be held on June 18, 2008, at 10:00 a.m. at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida. The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is May 10, 2008. In this proxy statement Vicor Technologies, Inc. and its subsidiaries are referred to as the ‘‘Company,’’ ‘‘we,’’ ‘‘our’’ or ‘‘us.’’

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock (‘‘common stock’’), Series A Preferred Stock (‘‘Series A preferred stock’’) and Series B Preferred Stock (‘‘Series B preferred stock’’) at the close of business on May 5, 2008 (the ‘‘Record Date’’), will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 30,336,682 shares of common stock outstanding, 157,592 shares of Series A preferred stock and 3,405,890 shares of Series B preferred stock. Each share of common stock, Series A preferred stock and Series B preferred stock (collectively, the ‘‘shares’’) is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of our common stock, Series A preferred stock and Series B preferred stock, present in person or represented by proxy, voting as a single class, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Under applicable rules governing brokers who represent shares held in street name, brokers have the authority to vote those shares on routine matters but not on non-routine matters. Routine matters include the election of directors (‘‘Proposal One’’), ratification of our independent public accountants (‘‘Proposal Two’’) and approval of the Vicor Technologies, Inc. 2008 Stock Incentive Plan (‘‘Proposal Three’’). Accordingly, broker non-votes will not affect Proposals One, Two or Three. Abstentions will have the same effect as a vote against a proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted ‘‘FOR’’ Proposal One – the election of each of the nominees to the Board named herein, ‘‘FOR’’ Proposal Two – the ratification of Daszkal Bolton LLP as the Company’s independent public accountants and ‘‘FOR’’ Proposal Three – the approval of the Company’s 2008 Stock Incentive Plan. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares of the Company’s common stock, Class A preferred stock or Class B preferred stock may be voted depends on how your shares are held. If you own shares of the Company’s common stock of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Corporate Stock Transfer Corporation, our transfer agent for shares of the Company’s common stock, a proxy card for voting those shares will be included with this proxy statement. If you own shares of the Company’s Series A preferred stock or Series B preferred stock of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the Company’s records, a proxy card for voting those shares will be included with this proxy statement. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this proxy statement to instruct it how to vote your shares.

All votes will be tabulated by an Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, located at 2300 NW Corporate Boulevard, Suite 123, Boca Raton, Florida for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

Attendance and Voting at the Annual Meeting

If you own shares on the Record Date, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own shares in street name, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a ‘‘legal proxy’’ from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own shares of record, you may revoke a previously granted proxy at any time before it is voted by delivering a written notice of revocation or a duly executed proxy bearing a later date to David H. Fater, the Chairman of the Company, or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

BENEFICIAL SECURITY OWNERSHIP

The following table presents information regarding the beneficial ownership of our common stock held by the following persons as of May 5, 2008:

•	each of the executive officers listed in the summary compensation table;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (‘‘SEC’’) and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), the percentage calculations were made on the basis of the amount of outstanding securities plus, for each person, any securities that the person has the right to acquire within 60 days of May 5, 2008 pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o Vicor Technologies, Inc., 2300 Corporate Boulevard, Suite 123, Boca Raton, Florida 33431.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares
David H. Fater	872,407	(2)	2.57%
James E. Skinner	3,425,448	(3)	10.03%
Jerry M. Anchin	1,607,720	(4)	4.73%
Daniel N. Weiss	313,430	(5)	.92%
Edward M. Wiesmeier	1,025,947		3.03%
All 5 directors and executive officers as a group	7,244,952	(6)	21.12%

(1)	For purposes of calculating beneficial ownership percentages, 33,900,164 shares of the Company’s common stock were deemed outstanding as of the Record Date and includes (a) 30,336,682 shares of the Company’s common stock issued and outstanding, (b) 157,592 shares of the Company’s common stock issuable upon conversion of 157,592 shares of Series A preferred stock into common stock and (c) 3,405,890 shares of the Company’s common stock issuable upon conversion of 3,405,890 shares of Series B preferred stock into common stock. As of May 5, 2008, each share of Series A preferred stock and Series B preferred stock is convertible into 1 share of the Company’s common stock.
(2)	Includes 12,500 shares of Series B preferred stock as though converted on a 1 for 1 basis into shares of the Company’s common stock.
(3)	Includes (a) immediately exercisable warrants to purchase 255,000 shares of the Company’s common stock and (b) 12,500 shares of Series B preferred stock as through converted on a 1 for 1 basis into shares of the Company’s common stock.
(4)	Includes (a) immediately exercisable warrants to purchase 100,000 shares of the Company’s common stock and (b) 12,500 shares of Series B preferred stock as through converted on a 1 for 1 basis into shares of the Company’s common stock.
(5)	Includes immediately exercisable options to purchase 50,000 shares of the Company’s common stock.
(6)	Includes (a) immediately exercisable options and warrants to purchase 405,000 shares of the Company’s common stock and (b) 50,000 shares of Series B Preferred Stock as through converted on a 1 for 1 basis into shares of the Company’s common stock.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, positions and ages of our current executive officers and directors. Class I directors serve until the 2008 Annual Meeting or until their successors are elected and qualified. Class II directors serve until the 2009 Annual Meeting or until their successors are elected and qualified. Class III directors serve until the 2010 Annual Meeting or until their successors are elected and qualified. Officers are appointed by our Board and their terms of office are, except to the extent governed by an employment contract, at the discretion of our Board.

Name	Age	Position
David H. Fater	61	President, Chief Executive and Chief Financial Officer; Class I Director
James E. Skinner, Ph.D.	66	Vice President and Director of Research and Development; Class I Director
Jerry M. Anchin, Ph.D.	47	Vice President and Associate Director of Scientific Research; Class II Director
Daniel N. Weiss, M.D., F.A.C.C.	45	Chief Medical Officer
Edward Wiesmeier, M.D.	69	Class III Director

David H. Fater joined us as President, Chief Executive and Financial Officer, and Director in June 2002. Since January 1993 through the present, Mr. Fater has been the Chief Executive Officer of ALDA & Associates International, Inc. (‘‘ALDA’’), a business and financial consulting firm specializing in healthcare and life sciences. Prior to his founding of ALDA, Mr. Fater served as a senior executive with three public health care companies, namely, BMJ Medical Management, Inc., Community Care of America and Coastal Physician Group, Inc. Mr. Fater was employed by Coastal Physician Group from January 1993 to June 1995; Community Care of America from July 1995 to December 1996; and BMJ Medical from January 1997 to July 1999. From June 2000 through July 2001, Mr. Fater was the Chief Financial Officer of Vector Medical Technologies, Inc. Prior to his corporate experience, Mr. Fater was an international business advisor to senior management and boards of directors as a senior international partner during a 24-year career with Ernst & Young from January 1969 to December 1992. He holds a B.S. in Accounting from the University of North Carolina and is a Certified Public Accountant in Georgia, Illinois, North Carolina and New York.

James E. Skinner, Ph.D., has been our Vice President, Director of Research and Development and a Director of ours since August 2000. Dr. Skinner was our President from August 2000 through June 2002. Dr. Skinner has experience both as a scientist and a manager of large research and development projects. From December 1969 to February 1993, Dr. Skinner was a Professor at Baylor College of Medicine in Houston, where he was the recipient of many research grants from the National Institutes of Health. During his tenure at Baylor College of Medicine, he was the Principal Investigator of a Program Project Grant that operated five laboratories and three core facilities. From March 1993 to July 1997, Dr. Skinner was the Associate Director of the Totts Gap Medical Research Laboratories, Inc. In August 1997, he founded the Delaware Water Gap Science Institute, a non-profit medical research organization devoted to the development of medical devices and pharmaceuticals, and has served as its Director since its inception. Dr. Skinner is a graduate of Pomona College and received his Ph.D. from the University of California at Los Angeles.

Jerry M. Anchin, Ph.D., has been our Vice President and Associate Director of Research and Development since October 2000 and a Director of ours since September 2003. Dr. Anchin has extensive experience in the biotechnology business sector. He has been actively involved in the fields of immunology, molecular biology, drug discovery and protein chemistry since 1978. Dr. Anchin worked in biotechnology at International Immunoassay Labs from September 1981 to July 1988 as Head of Assay Development and manufacturing, where he was instrumental in designing a novel assay for the detection of the protein creatine kinase that is released as a result of acute myocardial infarction. He received two patents for his work in this area. Dr. Anchin then worked for Immuno Pharmaceuticals from August 1993 to February 1996 and Prism Pharmaceuticals from February 1996 to June 1998. Dr. Anchin was employed by Ciblex Pharmaceuticals from June 1998 through

August 2000, where he became group leader of the drug discovery program, which led to the discovery of novel small molecules that will be entering clinical trials for the prevention of asthma. He has been granted five patents in the field of immunoassay and drug discovery and has four patents pending. Dr. Anchin holds a B.A. in Cell Biology from University of California at Santa Barbara and received his Ph.D. in Immunology from Texas A&M University.

Daniel N. Weiss, M.D., F.A.C.C., joined us as our Chief Medical Officer in April 2004 on a part-time basis and on January 1, 2008 became a full time employee. Dr. Weiss has extensive experience as a practicing cardiologist and electrophysiologist. He was a partner in Florida Arrhythmia Consultants and a Director of the Jim Moran Heart and Vascular Center from 1994 through 2007. He is also a consultant to Fortune 500 Medical Device companies, including Medtronics, St. Jude Medical and Guidant. He has been a clinical investigator in the MADIT II (MultiCenter Automatic Defibrillator Implantation Trial) and SCDHeFT (Sudden Cardiac Death Heart Failure Trial) clinical trials. He is a cum laude graduate of Princeton University with a BSE in Electrical Engineering and Computer Science. He received his Medical Degree with Distinction in Research from the Mount Sinai School of Medicine where he also received the Nathan A. Setz Award for Research in Cardiovascular and Renal Disease.

Edward Wiesmeier, M.D., has been a member of our Board since October 2004. Since 1989, Dr. Wiesmeier has been a Clinical Professor of Obstetrics and Gynecology and Assistant Vice Chancellor for Student Development and Health at the UCLA School of Medicine. He serves as Chairman of our Scientific Advisory Board.

SCIENTIFIC ADVISORY BOARD

We have formed a Scientific Advisory Board and members of the Board, in addition to Drs. Anchin, Skinner and Weiss, include:

•	Edward Wiesmeier, M.D., Clinical Professor of Obstetrics & Gynecology, University of California-San Diego and UCLA. Dr. Wiesmeier was formerly the Assistant Vice Chancellor for Student Health and Development at UCLA and currently serves as Chairman of the Board.

•	Mark E. Josephson, M.D., Chief of Cardiology at Beth Israel Deaconess Medical Center, a major patient care, research and teaching affiliate of Harvard Medical School and the author of Clinical Cardiac Electrophysiology, the fundamental textbook in the field.

•	Hein J. J. Wellens, M.D. Professor and Chairman of the Department of Cardiology at Academisch Ziekenhuis Maastricht in Amsterdam, the Netherlands. He is a Director of the Interuniversity Cardiology Institute of the Netherlands and is a member of the Netherlands Academy of Arts and Sciences. He also has an appointment of visiting lecturer at Harvard Medical School.

•	Richard M. Luceri, M.D., F.A.C.C., recently retired Director, Interventional Arrhythmia Center Holy Cross Hospital, Fort Lauderdale FL as well as a clinical investigator in the MADIT II (MultiCenter Automatic Defibrillator Implantation Trial) and author SCDHeFT (Sudden Cardiac Death Heart Failure Trial).

•	Ariel D. Soffer, M.D., F.A.C.C, Chief of Medicine at Hollywood Medical Center, Hollywood FL. President and Chief Executive Officer of Florida Institute for Cardiovascular Care (Healthworx).

•	Hank Lubin, M.D., a practicing physician with Hightstown Medical Associates, PA, (formerly affiliated with the University of Pennsylvania Health System) and currently a Clinical Associate Professor at The University of Pennsylvania School of Medicine.

•	Jules T. Mitchel, M.B.A., Ph.D., the Founder of Target Health, Inc., a full-service contract research organization supporting all aspects of pharmaceutical drug and device development.

•	Frank S. Caruso, Ph.D., the Founder of two successful start-up pharmaceutical companies (Algos Pharmaceutical Corporation and Roberts Pharmaceutical Corporation) has more than 30 years experience directing worldwide clinical/pharmacological research and biological evaluation programs involving licensing and drug development research planning.

•	David Fertel, D.O., a Clinical Professor of Surgery at Michigan State University, as well as a practicing Board Certified Thoracic and Cardiovascular surgeon in Michigan.

•	Edward F. Lundy, M.D., Ph.D. the Chief of Cardiothoracic Surgery at the Active International Cardiovascular Institute at Good Samaritan Hospital in Suffern, New York. In addition to his M.D. from the University of Michigan, Dr. Lundy also received a Ph.D. from that institution in Physiology with a primary focus on altered-state physiologies, such as hibernation.

•	Robert G. Hauser, M.D., F.A.C.C., F.H.R.S., Senior Consulting Cardiologist at the Minneapolis Heart Institute and Chairman of the Cardiovascular Services Division at Abbott Northwestern Hospital. He was the Chief Executive Officer of Cardiac Pacemakers, Inc., from 1988-1992, then a subsidiary of Eli Lilly, later acquired by Guidant Corporation.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Meetings and Committees

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. In also holds special meetings whenever circumstances require and may act by unanimous written consent. During fiscal 2007, there were seven meetings of the Board of which one was held in person with the rest being conducted telephonically. There were eight actions taken by unanimous written consent. All persons who were serving as directors during fiscal 2007 attended all of the meetings of the Board and committees of which they were members. As of December 31, 2007, the persons serving on our Board were David H. Fater, Dr. James E. Skinner, Ph.D., Dr. Jerry M. Anchin, Ph.D. and Dr. Edward Wiesmeier, M.D.

The Board has determined that Dr. Edward Wiesmeier is an independent director as defined by the listing requirements of the Nasdaq Capital Market (‘‘NASDAQ’’). We have a standing Compensation Committee but do not have a separately designated standing Audit Committee or Nominating Committee. At such time as we expand our Board to include additional independent directors, we intend on establishing a separate standing Audit Committee and Nominating Committee and adopting charters for each of these committees. Based on our small size, early development stage and limited financial and human resources, we did not believe that creating an Audit Committee and Nominating Committee separate and distinct from our full Board would be cost-effective at this time.

Board Committees

Audit Committee.    Our Board does not have a separately-designated standing audit committee and we have not adopted an Audit Committee Charter. Currently, our entire Board acts as the audit committee. Our Board has determined that Mr. Fater is an ‘‘audit committee financial expert,’’ as that term is defined in the applicable rules and regulations of the Exchange Act. Mr. Fater, however, would not be considered ‘‘independent,’’ as that term is defined under the Nasdaq listing standards. Acting in its audit committee function, our Board: (1) oversees the financial reporting process; (2) meets with our external auditors regarding audit results; (3) engages and ensures the independence of our outside audit firm, and (4) reviews the effectiveness of the Company’s internal controls.

Compensation Committee.    Our Board has established a Compensation Committee and Dr. Wiesmeier is the sole member of the Compensation Committee. Although Dr. Wiesmeier acted on the behalf of the Compensation Committee, there were no formal meetings of the Compensation Committee last year. Although the Compensation Committee has not adopted a written charter yet, the responsibilities and duties of the Compensation Committee consist of but are not limited to: (1) approving salaries and incentive compensation of executive officers; (2) reviewing compensation of certain other employees; and (3) administering the employee stock option and benefit plans. While performing its duties, the Compensation Committee receives substantial input from the Chief Executive Officer regarding the appropriate level and type of compensation for our employees. The Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation.

Nominating Committee.    Our Board does not have a separately-designated standing Nominating Committee. The entire Board makes the selection of nominees for our Board. At the present time, we do not believe that maintaining a Nominating Committee would lead to the identification of a broader pool of candidates eligible and willing to serve as the directors of the Company. Our Board believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of its stockholders. Our Board will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in Rule 4200(a)(15) of the NASDAQ listing standards, the business experience currently desired on our Board, geography, the nominee’s expertise in biotechnology and the nominee’s general ability to enhance the overall composition of our Board.

Stockholder Nominations to the Board

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders. Stockholders that desire to recommend candidates for consideration by our Board should mail or deliver written recommendations to us as follows: Board of Directors, c/o Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director. Stockholders who wish to nominate a candidate for election to the our Board, as opposed to recommending a potential nominee for consideration by the Board, are required to comply with the advance notice requirements set forth in Article II, Section 6 of our Bylaws.

Pursuant to our Bylaws, a stockholder’s notice for the nomination of a director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director of the Company.

Communications with the Board of Directors

Stockholders may communicate with the Board by writing to the Chairman of the Board of the Company, in care of the Board of Directors (or at the stockholder’s option, in care of a specific director), at Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. We will ensure that all communications to the Board or any particular director (marked and addressed as set forth above) will be delivered to the Chairman of the Board or a specified director, as the case may be.

Director Attendance at Annual Meetings

We do not have a formal policy regarding director attendance at our Annual Meeting. Nevertheless, directors are encouraged to attend the Company’s Annual Meeting each year. All of our directors attended last year’s Annual Meeting held on February 20, 2007 and are expected to attend our Annual Meeting to be held on June 18, 2008.

Code of Ethical Conduct

We adopted a Code of Ethical Conduct on March 25, 2008 that includes provisions ranging from conflicts of interest to compliance with all applicable laws and regulations. All officers, directors and employees are bound by this Code of Ethical Conduct, violations of which may be reported to the Code of Ethics Contact Person and/or any member of the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation awarded to, earned by or paid to (i) David H. Fater, our Chief Executive Officer and Chief Financial Officer, (ii) James E. Skinner, our Vice President, Director of Research and Development, (iii) Jerry M. Anchin, our Vice President, Associate Director of Scientific Research and Development, (iv) Daniel N. Weiss, our Chief Medical Officer and (iv) Richard Rappaport, our former President (collectively, the ‘‘Named Executive Officers’’). No other executive officers received total compensation in excess of $100,000 for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary		Bonus	Stock Awards(1)	Option/Warrant Awards(1)	All Other Compensation	Total
David H. Fater	2007	$165,000	(4)	—	—	—	$506,000(5)	$671,000
Chief Executive and	2006	$165,160		—	—	—	—	$165,160
Financial Officer(2)
James E. Skinner	2007	$174,000	(4)	—	—	$196,350	$1,210,000(5)	$1,580,350
Vice President, and	2006	$175,423		—	—	—	—	$175,423
Director of Research
Development(2)
Jerry M. Anchin	2007	$156,000	(4)	—	—	$77,000	$1,210,000(5)	$1,443,000
Vice President,	2006	$156,160		—	—	—	—	$156,160
Associate Director of
Scientific Research(2)
Daniel N. Weiss	2007	$30,000		—	$33,750	$48,000	$55,000(5)	$166,750
Chief Medical Officer(2)	2006	—		—	$150,000	$173,000	$60,000(6)	$383,000
Richard A.	2007	—		—	—	—	—	—
Rappaport	2006	—		—	—	—	—	—
Former President(3)

(1)	The amounts in this column do not reflect compensation actually received by the Named Executive Officer nor do they reflect the actual value that will be recognized by the Named Executive Officer. Instead, the amounts reflect the compensation cost recognized by us in fiscal 2007 and 2006 for financial statement reporting purposes in accordance with SFAS 123R. For information regarding the assumptions made in calculating the amounts reflected in this column, see Footnote 8 – Stock Option Plan, to our audited financial statements for the year ended December 31, 2007.
(2)	All of our Named Executive Officers, except Richard Rappaport, commenced employment with the Company on March 30, 2007, the date of the closing of the merger (‘‘Merger’’) between the Company, formerly known as SRKP 6, Inc., Vicor Acquisition Co, a wholly-owned subsidiary of the Company and Vicor Technologies, Inc., a Delaware corporation (‘‘Old Vicor’’). The compensation received by all Named Executive Officers, except Richard Rappaport, in fiscal 2006 represents compensation that was paid by Old Vicor, which is the accounting acquirer under the Merger.
(3)	Mr. Rappaport served as our President from May 24, 2005 through March 30, 2007.
(4)	Mr. Fater, Dr. Skinner and Dr. Anchin have elected to accrue 50% of their 2007 compensation until such time as permanent financing is secured. These accruals totaled approximately $82,500 for Mr. Fater, $87,000 for Dr. Skinner and $78,000 for Dr. Anchin in fiscal 2007.
(5)	Represents the value of shares of the Company’s stock that were issued to the Named Executive Officers, pursuant to the cashless exercise of options and warrants prior to the closing of the Merger. The shares of the Company’s common stock are valued at $1.10 per share, the closing price of our common stock on December 31, 2007.
(6)	Represents a consulting fee that the Company paid Dr. Weiss in fiscal 2006.

Employment Agreements

As of May 5, 2008, we have entered into employment agreements with David H. Fater, James E. Skinner, Ph.D., Jerry M. Anchin, Ph.D. and Daniel N. Weiss, M.D.

David H. Fater.    Our employment agreement with David H. Fater, dated June 1, 2002, as amended, is for a three-year term; provided, however, that on June 1 of each year the term is automatically extended for an additional one-year period, which means that the agreement will always have a three-year term. The employment agreement provides for annual compensation of $150,000, subject to annual increases, plus reimbursement of reasonable expenses and entitles Mr. Fater to participate in the employee benefit plans made available to our other executives, including hospitalization and disability plans, health plans, pension plans and bonus plans, if any.. The agreement contains customary confidentiality and non-competition provisions. Upon the first to occur of (1) receipt of $3 million in funding by us, (2) consummation of a significant liquidity event or (3) significant enhancement of our value; Mr. Fater’s annual increases will be 10% and he will be entitled to an annual bonus of 20% of his base salary.

If we terminate Mr. Fater’s employment without cause or if Mr. Fater terminates the agreement for good reason (as defined in the agreement), or if either event occurs during the two years after a change of control, then Mr. Fater will receive an amount equal to 300% of the sum of his current base salary and any bonuses paid during the previous 12 month period, and he will receive accelerated vesting under any long-term incentive plans, including stock options and warrants, and other benefits for the remainder of the term of the agreement, or in the case of a change of control for the next three years. We have also agreed to pay to Mr. Fater any excise taxes to the extent any amount paid to Mr. Fater is deemed as ‘‘parachute payments.’’

James E. Skinner.    Our employment agreement dated March 1, 2006 with Dr. Skinner expires on March 1, 2009. It provides for annual compensation of $174,000 subject to annual increases plus reimbursement of reasonable expenses, and entitles Dr. Skinner to participate in the employee benefit plans made available to our other executives, including hospitalization and disability plans, health plans, pension plans and bonus plans, if any. The agreement also provides for annual bonuses. This agreement contains customary confidentiality and non-competition provisions. In addition, Dr. Skinner agrees that all intellectual property developed by him shall be our property. If Dr. Skinner’s employment is terminated without cause or with good reason, then he is entitled, among other things, to twelve months of his base salary plus a sum equal to any bonuses paid to him in the preceding twelve months.

Jerry M. Anchin.    Our employment agreement dated January 1, 2006 with Dr. Anchin expires on January 1, 2009. It provides for annual compensation of $156,000 subject to annual increases plus reimbursement of reasonable expenses, and entitles Dr. Anchin to participate in the employee benefit plans made available to our other executives, including hospitalization and disability plans, health plans, pension plans and bonus plans, if any. The agreement also provides for annual bonuses. This agreement contains customary confidentiality and non-competition provisions. In addition, Dr. Anchin agrees that all intellectual property developed by him shall be our property. If Dr. Anchin’s employment is terminated without cause or with good reason, then he is entitled, among other things, to twelve months of his base salary plus a sum equal to any bonuses paid to him in the preceding twelve months.

Daniel N. Weiss.    Our employment agreement dated as of April 15, 2008 to be effective as of January 1, 2008 with Dr. Weiss expires on December 31, 2011. It provides for annual compensation of $180,000 per year subject to annual increases for cost of living increases and allows Dr. Weiss to participate in the employee benefit plans made available to our other executives, including hospitalization and disability plans, health plans, pension plans and bonus plans, if any. During the first year, Dr. Weiss will receive $150,000 of his salary in cash and the remaining $30,000 will be paid in shares of the Company’s common stock. The number of shares issued to Dr. Weiss will be determined at the end of each month based on the average fair market value of the Company’s common stock during the preceding month. This agreement contains customary confidentiality and non-competition provisions. If Dr. Weiss’s employment is terminated without cause or with good reason, then he is entitled, among other things, to twelve months of his base salary plus a sum equal to any bonuses paid to him in the preceding twelve months.

Compensation Accruals

As a development stage entity, we must carefully monitor our cash flow. In recognition of the importance of this process and to help us conserve cash for other purposes, Mr. Fater, Dr. Skinner and Dr. Anchin have elected to accrue certain compensation amounts and consulting payments due to them in fiscal 2007 in lieu of receiving cash payments. These accruals totaled approximately $82,500 for Mr. Fater, $97,000 for Dr. Skinner and $78,000 for Dr. Anchin as of December 31, 2007 and are reflected on our consolidated balance sheet. We have no agreement with any of these parties regarding the terms and timing of the payment of any of these accruals, and we have no guarantee that any of these parties will continue to accrue their compensation or consulting payments instead of taking them in cash. We will be required to repay these amounts to these parties unless alternative arrangements are made, and we cannot predict what, if any, such alternative arrangements may be.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding outstanding options and warrants held by our Named Executive Officers as of the end of our fiscal year ending December 31, 2007.

Name	Number of Securities Underlying Unexercised Options/Warrants (#) Exercisable(1)	Number of Securities Underlying Unexercised Options/Warrants (#) Unexercisable	Option/Warrant Exercise Price ($)	Option/Warrant Expiration Date
David H. Fater	—	—	—	—
James E. Skinner(1)	255,000	—	$1.00	8/8/2017
Jerry M. Anchin(1)	100,000	—	$1.00	8/8/2017
Daniel N. Weiss(2)	50,000	—	$1.00	8/8/2017
Richard A. Rappaport	—	—	—	—

(1)	We granted these warrants to Dr. Skinner and Dr. Anchin on August 8, 2007. These warrants were fully vested and immediately exercisable as of the grant date.
(2)	We granted these options to Dr. Weiss under our 2002 Stock Option Plan on August 8, 2007. The options were fully vested and immediately exercisable as of the grant date.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	122,500	$0.85	477,500
Equity compensation plans not approved by security holders	1,129,306	$1.96	—
Total	1,251,806	$1.89	477,500

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its executive officers, directors and 10% or greater beneficial owners have complied with the applicable Section 16(a) reporting requirements for the year ended December 31, 2007.

Potential Payments Upon Termination or a Change in Control

David H. Fater.    If we terminate Mr. Fater’s employment without cause or if Mr. Fater terminates his employment agreement for good reason (as defined in his employment agreement), or if either event occurs during the two years after a change of control, then Mr. Fater will receive an amount equal to 300% of the sum of his current base salary and any bonuses paid during the previous 12 month period, and he will receive accelerated vesting under any long-term incentive plans, including stock options and warrants, and other benefits for the remainder of the term of the agreement, or in the case of a change of control for the next three years. We have also agreed to pay to Mr. Fater any excise taxes to the extent any amount paid to Mr. Fater is deemed as ‘‘parachute payments.’’

The table below reflects the compensation payable to Mr. Fater in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Termination for Cause by the Company	Termination not for Cause by the Company	Termination for Good Reason by the by Executive	Change in Control for Good Reason
Compensation:
Base Salary	$—	$—	$495,000	$495,000	$495,000
Bonus	$—	$—	$—	$—	$—
Stock Options
(Unvested & Accelerated)	$—	$—	$—	$—	$—
Benefits and Insurance	$—	$—	$73,930	$73,930	$73,930
280G Tax Gross Up			$306,346	$306,346	$306,346

James E. Skinner.    If we terminate Dr. Skinner’s employment without cause or if Dr. Skinner terminates his employment agreement for good reason (as defined in his employment agreement), then Dr. Skinner will receive an amount equal to 100% of the sum of his current base salary and any bonuses paid during the previous 12 month period, and he will receive accelerated vesting under any long-term incentive plans, including stock options and warrants.

The table below reflects the compensation payable to Dr. Skinner in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Termination for Cause by the Company	Termination not for Cause by the Company	Termination for Good Reason by the by Executive	Change in Control for Good Reason
Compensation:
Base Salary	$—	$—	$174,000	$174,000	$—
Bonus	$—	$—	$—	$—	$—
Stock Options	$—	$—	$—
(Unvested & Accelerated)	$—	$—	$—	$—	$—
Benefits and Insurance	$—	$—	$—	$—	$—

Jerry M. Anchin.    If we terminate Dr. Anchin’s employment without cause or if Dr. Anchin terminates his employment agreement for good reason (as defined in his employment agreement), then Dr. Anchin will receive an amount equal to 100% of the sum of his current base salary and any bonuses paid during the previous 12 month period, and he will receive accelerated vesting under any long-term incentive plans, including stock options and warrants.

The table below reflects the compensation payable to Dr. Anchin in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Termination for Cause by the Company	Termination not for Cause by the Company		Termination for Good Reason by the by Executive		Change in Control for Good Reason
Compensation:
Base Salary	$—	$—		$156,000		$156,000	$—
Bonus	$—	$—		$—		$—	$—
Stock Options			$		$
(Unvested & Accelerated)	$—	$—		$—		$—	$—
Benefits and Insurance	$—	$—		$—		$—	$—

Director Compensation and Independence

Only non-employee directors are compensated for Board service. In fiscal 2007, Dr. Edward Wiesmeier, our only non-employee director, received a stock award of 4,000 shares of our common stock. We reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings. We also provide directors with perquisites and other personal benefits that we believe are reasonable, competitive and consistent with our overall director compensation program. The value of the perquisites for each director in the aggregate is less than $10,000.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee director in 2007. We do not provide any compensation to our directors who are serve as executive officers of the Company.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
Dr. Edward Wiesmeier, M.D.	—	$10,000	$88,000	(2)	$98,000

(1)	Amounts shown in this column do not reflect compensation actually received by the director nor do they reflect the actual value that will be recognized by the director. Instead the amounts reflect the compensation cost recognized by us in fiscal 2007 for financial statement reporting purposes in accordance with SFAS 123R. For information regarding the assumptions made in calculating the amount reflected in this column, see Footnote 8 – Stock Option Plan to our audited financial statements for the year ended December 31, 2007.
(2)	Represents the value of shares of the Company’s common stock that were issued to Dr. Wiesmeier pursuant to the cashless exercise of options and warrants prior to the closing of the Merger on March 30, 2007. The shares of the Company’s common stock are valued at $1.10 per share, the closing price of the Company’s common stock on December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, since January 2007 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; and

•	in which any director, executive officer, or stockholder owning more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Management

On January 1, 2007, we entered into a Service Agreement (‘‘Service Agreement’’) with ALDA, a consulting company owned and controlled by Mr. Fater, whereby three of our employees became employees of ALDA under a Professional Employer Organization (PEO) arrangement. The Service Agreement, which is a cost reimbursement only contract, provides for our reimbursement of all of ALDA’s actual payroll and insurance related costs for these employees. The arrangement was entered into because of the substantial cost savings that could be obtained for us due to the higher number of employees employed by ALDA.

On February 26, 2007, the Company borrowed $200,000 from Colonial Bank, N.A. (‘‘Colonial Bank’’) on an unsecured basis under a loan agreement with a due date of August 22, 2007 and an interest rate of 6.65%. As a condition to making the loan, Colonial Bank received a $200,000 certificate of deposit from the Company’s Chief Executive and Financial Officer David H. Fater as collateral. As consideration for this loan, the Company’s Board authorized (i) the reimbursement of Mr. Fater’s out of pocket cash costs associated with this transaction, (ii) the Company’s receipt of interest from the certificate of deposit as an offset to the Company’s interest expense, and (iii) the monthly issuance of 291 shares of the Company’s common stock (subject to adjustment to 728 shares of the company’s common stock after the commencement of trading or quotation of the Company’s common stock which occurred on July 9, 2007) as consideration to Mr. Fater for providing the collateral. This loan with Colonial Bank has been extended until May 18, 2008 at an interest rate of 3.03%.

On April 30, 2007, the Company borrowed $100,000 from Colonial Bank on an unsecured basis under a loan agreement with a due date of August 22, 2007 and an interest rate of 6.13%. As a condition to making the loan, Colonial Bank received a $100,000 certificate of deposit from Mr. Fater as collateral. As consideration for this collateral, the Company’s Board authorized (i) the reimbursement of Mr. Fater’s out of pocket cash costs associated with this transaction, (ii) the Company’s receipt of interest from the certificate of deposit as an offset to the Company’s interest expense, and (iii) the monthly issuance of 146 shares of the Company’s common stock (subject to adjustment to 364 shares of the company’s common stock after the commencement of trading or quotation of the Company’s common stock which occurred on July 9, 2007) as additional consideration to Mr. Fater for providing the collateral. This loan with Colonial Bank also has been extended until June 25, 2008 at an interest rate of 3.03%.

As of December 31, 2007, we had issued an aggregate of 8,328 shares of common stock to Mr. Fater related to the February 2007 and April 2007 Colonial Bank transactions.

In October 2002, we entered into a Purchase and Royalty Agreement, as amended in July and September 2003 (the ‘‘Royalty Agreement’’) with Dr. James E. Skinner, our Vice President and Director of Research and Development and a director of the Company, to acquire the software related to the Analyzer. The total purchase price for the software was $200,000. To date, we have paid $100,000 and we are required to pay the remaining $100,000 when we begin receiving revenues from the Analyzer in an amount equal to 10% of any gross revenues that we receive from the sale, licensing, distribution or other use of the Analyzer. The Royalty Agreement further provides for an additional ongoing royalty to be paid to Dr. Skinner of 10% of revenues received by us from any activities that utilize the Analyzer, including, without limitation, licensing and sales of the Analyzer for the life of the patents. These royalty payments will commence after we have recovered our development costs in full.

On June 11, 2007, Dr. Jerry M. Anchin, our Vice President, Associate Director of Research and Development and a director, sold 100,000 shares of our common stock in a privately-negotiated sale at a price of $0.50 per share and contributed the $50,000 proceeds to the Company’s capital. On July 27, 2007, Dr. James E. Skinner, our Vice President, Director of Research and Development and a director, sold 255,000 shares of our common stock in a privately-negotiated sale at a price of $0.50 per share and contributed the $127,500 proceeds to the Company’s capital.

AUDIT COMMITTEE REPORT

Our entire Board of Directors serves as our Audit Committee. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. We have engaged Daszkal Bolton, LLP (‘‘Daszkal Bolton’’) as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee has discussed with Daszkal Bolton, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 ‘‘Communication with Audit Committees’’ as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (‘‘PCAOB’’) in Rule 3200T.

3.	The Audit Committee has also received the written disclosures and the letter from Daszkal Bolton required by Independence Standards Board Standard No. 1 ‘‘Independence Discussions with Audit Committees’’ as adopted by the PCAOB in Rule 3600T and the Audit Committee has discussed the independence of Daszkal Bolton with that firm.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

David H. Fater, Chairman James E. Skinner, Ph.D. Jerry M. Anchin, Ph.D. Edward Wiesmeier, M.D.

This ‘‘Audit Committee Report’’ is not ‘‘Soliciting Material,’’ is not deemed filed with the SEC and it not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSALS TO THE STOCKHOLDERS

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of directors comprising our Board will be determined from time to time by resolution adopted by the Board. At each annual meeting of stockholders, successors to the class of directors whose terms expires at that annual meeting are elected for a three-year term. The current term of the Class I directors terminates on June 18, 2008, the date of our 2008 Annual Meeting.

Mr. Fater and Dr. Skinner currently serve as Class I directors. Our Board has nominated them, and they will stand for re-election at the Annual Meeting. The biographies of Mr. Fater and Dr. Skinner are on pages 3-5.

Mr. Fater and Dr. Skinner have consented to serve on our Board and the Board has no reason to believe that they will not serve if elected. Nevertheless, if any of them should become unavailable to serve as a director, and if the Board has designed a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Vote Required and Recommendation

The two nominees for election to the Board who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. The holders of shares of the Company’s common stock, Series A preferred stock and Series B preferred stock will vote together as a single class on the election of directors and each share of common stock, Series A preferred stock and Series B preferred stock will have one vote per share. Stockholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome.

The Board recommends that stockholders vote ‘‘for’’ each of the nominees for director set forth above.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the Audit Committee’s appointment of Daszkal Bolton LLP (‘‘Daszkal Bolton’’) as our independent public accountants for the fiscal year ending December 31, 2008. In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company and our stockholder’s best interests.

We, through Old Vicor, engaged Daszkal Bolton as our independent public accountants on May 17, 2003 and it has audited the Company’s and Old Vicor’s consolidated financial statements for the past five years. Representatives of Daszkal Bolton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Daszkal Bolton for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

Fee Category	Fiscal 2006	Fiscal 2007
Audit Fees	$59,800	$69,000
Audit Related Fees	$75,000	$45,000
Tax Fees	$0	$0
All Other Fees	0	0
Total Fees	$134,800	$114,000

Audit fees consisted of fees billed for professional services rendered or the audit of the Company’s consolidated financial statements included in our annual report on Form 10-KSB for the years ended December 31, 2007 and 2006 and or reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-QSB during 2007 and 2006.

Audit related fees consist of general assistance on SEC matters and due diligence regarding acquisitions completed in 2006 and 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Daszkal Bolton and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Daszkal Bolton during fiscal 2007.

The Audit Committee has considered the nature and amount of the fees billed by Daszkal Bolton, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Daszkal Bolton independence.

Vote Required and Recommendation

The ratification of the selection of Daszkal Bolton as our independent public accountants for the fiscal year ending December 31, 2008, requires the affirmative vote of the holders of the Company’s common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, representing a majority of the shares of capital stock represented at the Annual Meeting, in person or by proxy. Broker non-votes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of Daszkal Bolton.

The Board recommends that stockholders vote ‘‘for’’ the ratification of the selection of Daszkal Bolton as our independent public accountants for the fiscal year ended December 31, 2008.

PROPOSAL THREE — APPROVAL OF THE VICOR TECHNOLOGIES, INC.
2008 STOCK INCENTIVE PLAN

On April 15, 2008, the Board unanimously adopted, subject to stockholder approval, the Vicor Technologies, Inc. 2008 Stock Incentive Plan (the ‘‘Plan’’ or ‘‘2008 Plan). The purposes of the Plan are to attract, retain and reward directors, officers and other employees of the Company and its subsidiaries, and other persons who provide services to the Company (‘‘Eligible Individuals’’) and to link compensation to measures of performance; thereby providing (1) additional incentives to such persons to create stockholder value, and (2) such persons with an opportunity to acquire a proprietary interest in the Company.

The Plan will allow us to grant a variety of stock-based as well as cash-based awards to Eligible Individuals. All employees of the Company are eligible to participate in the Plan, including officers. The benefits or amounts under the Plan that will be received by or allocated to Plan participants will be determined by our Board and in the future, the Board may delegate its authority to grant awards to the Compensation Committee or to another committee appointed by the Board, in its sole discretion.

Our Board seeks stockholder approval of the Plan to satisfy certain legal requirements. In addition, our Board regards stockholder approval of the Plan as desirable and consistent with good corporate governance practices.

Our Board also seeks to ensure, to the greatest extent practicable, the Company’s ability to claim tax deductions for compensation paid. Section 162(m) of the Internal Revenue Code (‘‘the Code’’) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year (other than the Chief Executive Officer and the Chief Financial Officer) (‘‘covered employees’’). ‘‘Performance-based’’ compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Because compensation may be paid to our covered employees under the Plan, we are seeking stockholder approval of the Plan in order to meet a key requirement for certain awards to qualify as ‘‘performance-based’’ under Section 162(m).

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code. Such qualification can give holders of the options more favorable tax treatment, as explained below. Stockholder approval of the Plan will not affect our ability to make stock or cash-based awards outside of the Plan to the extent consistent with applicable laws and regulations.

Potential Dilution

The aggregate number of shares of our common stock that may be issued to employees, directors and third party service providers under the Plan is 5,000,000. Awards made under the Plan that are forfeited, cancelled or have expired will be disregarded for purposes of the share limitation.

Description of the Plan

The following is a brief description of the Plan’s material features. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex A. We cannot now determine the benefits to be received by the directors, officers or employees of the Company under the Plan.

Administration.    Our Board, or Compensation Committee that, in addition to other duties, will administer the Plan and make all other decisions and determinations as may be required under the Plan or as deemed necessary or advisable in administering the Plan. The Compensation Committee may have the authority to select award recipients, determine the type, size, and other terms and conditions of awards. The Compensation Committee will be composed of persons who are both non-employee directors, as defined under SEC Rule 16b−3(b)(3) of the Exchange Act and ‘‘outside directors’’ within the meaning of Section 162(m) of the Code. The Compensation Committee will be permitted to delegate to one or more of our senior executives the authority to grant awards to Eligible Individuals and to carry out such other administrative responsibilities as the Compensation Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law, our Amended and Restated Certificate of Incorporation and our Bylaws.

Eligibility.    Officers, employees, including persons who have agreed to become employees and directors of, and persons providing substantial bona fide personal services to, the Company are eligible to be selected as award recipients. Incentive stock options may only be granted to employees of the Company that meet the required definition for purposes of incentive stock options under the Code.

Type of Awards.    The Plan gives the Compensation Committee the flexibility to grant a variety of instruments in addition to stock options and restricted stock, including stock appreciation rights, performance shares and performance units. Awards may be granted alone or in combination with any other award granted under the Plan or any other plan. The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award. Below is a description of the types of awards that may be issued under the Plan.

Stock Options and Stock Appreciation Rights.    A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as ‘‘incentive stock options’’ within Section 422 of the Code). A stock appreciation right (‘‘SAR’’) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of the Company’s common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable.

Restricted Stock.    An award of restricted stock is an issuance of shares of the Company’s common stock that is subject to certain restrictions established by the Compensation Committee and to forfeiture if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock may receive the stock prior to the restrictions being satisfied, in which case such stock shall be legended accordingly, or the Company may elect to hold such shares for the benefit of the restricted stock recipient. Generally, the restricted stock recipient will be entitled to vote the restricted stock and to exercise other stockholder rights. Thus, upon grant, the shares may be included in the Company’s total number of shares outstanding and accrue and pay dividends, which will be subject to the same restrictions and forfeiture conditions as the restricted stock with respect to which such dividends were issued.

Performance-Based Awards.    The Compensation Committee may grant performance awards, which may be cash-or stock-based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award. To avoid limitations on tax deductibility in Section 162(m) of the Code for any compensation in excess of $1 million paid to covered employees of the Company, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to such covered employees must be selected from among the following:

(i)    the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets;

(ii)    the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations;

(iii)    the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof;

(iv)    the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof;

(v)    the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

(vi)    the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations;

(vii)    the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions;

(viii)    the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital;

(ix)    the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on stockholder equity;

(x)    the attainment of certain target levels in the fair market value of the Company’s common stock;

(xi)    the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; and/or

(xii)    the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).

In addition, performance goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the performance goals may be based; (ii) modify, amend or adjust the business criteria described above; or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

Limitations on Awards.    The aggregate number of shares that may be issued to under the Plan will not exceed 5,000,000. A maximum of 5,000,000 (100%) of such shares may be subject to grants of incentive stock options. A maximum of 2,500,000 (50%) of shares may be issued in connection with awards, other than stock options and stock appreciation rights that are settled in common stock. A maximum of 500,000 (10%) of shares may be subject to grants of stock options or stock appreciation rights to any one Eligible Individual during any one fiscal year. A maximum of 500,000 (10%) of shares may be subject to grants of performance shares, restricted stock, and awards of common stock to any one Eligible Individual during any one fiscal year. The maximum value at grant date of grants of performance units that may be granted to any one Eligible Individual during any one fiscal year shall be Seven Hundred Fifty Thousand Dollars ($750,000). Shares issued under the Plan that are reacquired by the Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation. Shares delivered under the Plan may be newly issued shares, treasury shares, or shares acquired in the open market.

Adjustments.    In the event outstanding shares of our common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, the Compensation Committee will adjust the number and kind of shares subject to the aggregate and individual share limitations to the extent equitable and appropriate. The Compensation Committee will also make appropriate and equitable adjustments to outstanding awards upon occurrence of these events to preserve the awards without enhancing their value. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award.

Amendment, Termination.    Our Board may amend, suspend, discontinue, or terminate the Plan or the Compensation Committee’s authority to grant awards under the Plan without stockholder approval, provided that stockholder approval will be required for any amendment that requires stockholder approval as a matter of law or regulation.

Code Section 409A.    It is intended that awards granted under the Plan either be exempt from or comply with the requirements of Code Section 409A. The Compensation Committee may amend any outstanding award without the participant’s consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.

Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

•	if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

•	if an employee is granted an option that qualifies as an ‘‘incentive stock option,’’ no ordinary income will be recognized, and the Company will not be entitled to any tax deduction if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

•	The Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees if and to the extent such compensation does not qualify as ‘‘performance-based’’ compensation under Section 162(m) of the Code and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

•	an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if such vesting occurs prior to the delivery of the cash or stock in settlement of the award, if the award constitutes ‘‘deferred compensation’’ under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible ‘‘golden parachute’’ excise taxes) or taxes imposed under state, local, or foreign tax laws.

Vote Required and Recommendation

The approval of the 2008 Plan requires the affirmative vote of the holders of the Company’s common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, representing a majority of the shares of capital stock represented at the Annual Meeting, in person or by proxy. Broker non-votes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the approval of the Plan.

The Board recommends stockholders to vote ‘‘for’’ the approval of the Company’s 2008 Stock Incentive Plan.

INFORMATION CONCERNING STOCKHOLDERS PROPOSALS

The deadline by which stockholder proposals must be submitted for inclusion in our proxy statement for our next Annual Meeting is January 12, 2009, under Rule 14a-8 of the Exchange Act or if the date of the 2009 Annual Meeting is changed by more than 30 days from the date of the 2008 Annual Meeting, then a reasonable time before we print and the mail the proxy materials for the 2009 Annual Meeting. Additionally, we must receive notice of any stockholder proposal to be submitted at the next Annual Meeting (but not required to be included in our proxy statement for that meeting) by March 27, 2009, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. We are not required to include in our proxy statement any stockholder proposal not timely received by us or that is not otherwise in compliance with SEC rules and regulations.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ proxy statements and annual reports, where only one copy of the Company’s proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at: David H. Fater, Chief Executive Officer, c/o Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. If you want to receive separate copies of the proxy statement and our annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address.

AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

A copy of the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007, exclusive of certain exhibits filed with the SEC, accompanies this proxy statement. These exhibits, as well as our interim quarterly reports on Form 10-QSB and other reports that we filed with the SEC, are available without charge to stockholders on our website at www.vicortech.com, by calling our offices at (561) 995-7313 or upon written request to David H. Fater, Chief Executive Officer, c/o Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. The information on our website is not a part of this proxy statement. Copies of our filings are also available at the SEC website at http://www.sec.gov.

COSTS OF MAILING AND SOLICITATION

The cost of preparing, assembling and mailing this proxy statement and the enclosed proxy is to be borne by us. In addition to the use of the mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

OTHER MATTERS

Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named as proxyholders in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with the recommendations of management.

ANNUAL MEETING OF STOCKHOLDERS OF
VICOR TECHNOLOGIES, INC.
June 18, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	PROPOSAL 1: To elect the two nominees listed in the Proxy Statement to the Company’s Board of Directors

NOMINEES:
FOR ALL NOMINEES	David H. Fater
WITHHOLD AUTHORITY FOR ALL NOMINEES	James E. Skinner, Ph.D.
FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	PROPOSAL 2: To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2008	FOR	AGAINST	ABSTAIN
3.	PROPOSAL 2: To approve the Company’s 2008 Stock Incentive Plan	FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘‘FOR’’ EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that David H. Fater, the proxy appointed hereby or his substitute may lawfully do or cause to be done by virtue thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VICOR TECHNOLOGIES, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS — JUNE 18, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint DAVID H. FATER, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of Vicor Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 18, 2008, at 10:00 a.m., local time, at the Boca Raton Marriot, 5150 Town Center Circle, Boca Raton, Florida and at any adjournment(s), or postponement(s) thereof.

(Continued and to be signed on the reverse side.)

SERIES A PREFERRED STOCK PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF
VICOR TECHNOLOGIES, INC.
June 18, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	PROPOSAL 1: To elect the two nominees listed in the Proxy Statement to the Company’s Board of Directors

NOMINEES:
FOR ALL NOMINEES	David H. Fater
WITHHOLD AUTHORITY FOR ALL NOMINEES	James E. Skinner, Ph.D.
FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	PROPOSAL 2: To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2008	FOR	AGAINST	ABSTAIN
3.	PROPOSAL 2: To approve the Company’s 2008 Stock Incentive Plan	FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘‘FOR’’ EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that David H. Fater, the proxy appointed hereby or his substitute may lawfully do or cause to be done by virtue thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VICOR TECHNOLOGIES, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS — JUNE 18, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint DAVID H. FATER, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Series A 8.0% Convertible Preferred Stock of Vicor Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 18, 2008, at 10:00 a.m., local time, at the Boca Raton Marriot, 5150 Town Center Circle, Boca Raton, Florida and at any adjournment(s), or postponement(s) thereof.

(Continued and to be signed on the reverse side.)

SERIES B PREFERRED STOCK PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF
VICOR TECHNOLOGIES, INC.
June 18, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	PROPOSAL 1: To elect the two nominees listed in the Proxy Statement to the Company’s Board of Directors

NOMINEES:
FOR ALL NOMINEES	David H. Fater
WITHHOLD AUTHORITY FOR ALL NOMINEES	James E. Skinner, Ph.D.
FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	PROPOSAL 2: To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2008	FOR	AGAINST	ABSTAIN
3.	PROPOSAL 2: To approve the Company’s 2008 Stock Incentive Plan	FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘‘FOR’’ EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that David H. Fater, the proxy appointed hereby or his substitute may lawfully do or cause to be done by virtue thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VICOR TECHNOLOGIES, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS — JUNE 18, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint DAVID H. FATER, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Series B 8.0% Junior Convertible Preferred Stock of Vicor Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 18, 2008, at 10:00 a.m., local time, at the Boca Raton Marriot, 5150 Town Center Circle, Boca Raton, Florida and at any adjournment(s), or postponement(s) thereof.

(Continued and to be signed on the reverse side.)